Exhibit 99.1
NEWS
Republic Contacts:
Media Inquiries: Will Flower (480) 718-6565
Investor Inquiries: Ed Lang (480) 627-7128
REPUBLIC SERVICES, INC. REPORTS FIRST
QUARTER EARNINGS PER SHARE OF $.30
•	Free cash flow on target

•	EBITDA margins improve to 29.0%

•	Company declares quarterly dividend of $.19
PHOENIX, AZ — April 30, 2009... Republic Services, Inc. (NYSE: RSG) today reported net income for the three months ended March 31, 2009 of $113.0 million, or $.30 per diluted share, compared to net income of $76.1 million, or $.41 per diluted share, for the same period in 2008. Our first quarter 2009 financial results include Allied Waste Industries, Inc. (Allied) which merged with Republic on December 5, 2008. Operating income for the three months ended March 31, 2009 was $353.0 million compared to $142.2 million for the comparable period in 2008. Operating income before depreciation, amortization, depletion and accretion for the three months ended March 31, 2009 was $598.1 million, or 29.0% of revenue compared to $220.0 million, or 28.2% of revenue in 2008.
Revenue for the three months ended March 31, 2009 increased to $2,060.5 million compared to $779.2 million for the same period in 2008. Core price for the three months ended March 31, 2009 (assuming the merger with Allied had occurred on January 1, 2008) increased 3.5%. Internal growth for the three months ended March 31, 2009 (assuming the merger with Allied had occurred on January 1, 2008) decreased 8.6% (consisting of a 3.5% price increase offset by decreases of 8.0% in core volume, 2.9% in commodity prices and 1.2% in fuel charges).

Commenting on these results, James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, said, “During the first quarter, we continued to see positive results regarding the merger of Republic and Allied. Thus far, we have captured more than $75 million in annual run-rate synergy savings. We are well on our way, and remain confident in our commitment, to secure a total annual savings of at least $150 million by the end of 2010.”
“The field organization has done an excellent job managing costs through improved efficiency and productivity during the economic downturn which has resulted in significant margin expansion,” said Donald W. Slager, President and COO of Republic Services, Inc. “Customer service and effective pricing continue to be the primary focus of our business in 2009. We remain committed to achieving our previous pricing guidance of 4% for the full year.”
In April 2009, we received approximately $332 million in proceeds from the sale of certain businesses mandated by the United States Department of Justice. These proceeds were used to repay amounts borrowed under our revolving credit facility.
Company Declares Quarterly Dividend
Republic also announced that its Board of Directors declared a regular quarterly dividend of $.19 per share for shareholders of record on July 1, 2009. The dividend will be paid on July 15, 2009.
About Republic Services, Inc.
Republic Services, Inc. is a leading provider of services in the domestic, non-hazardous solid waste industry. We provide solid waste collection, transfer, disposal and recycling services for commercial, industrial, municipal and residential customers through 400 collection companies in 40 states and Puerto Rico. We also own or operate 242 transfer stations, 213 solid waste landfills and 78 recycling facilities. Republic serves millions of residential customers under contracts with more than 3,000 municipalities for waste collection and residential services. For more information, visit the Republic Services web site at www.republicservices.com.

REPUBLIC SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2009	2008 (1)
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$193.5	$68.7
Accounts receivable, less allowance for doubtful accounts of $60.1 and $65.7, respectively	877.6	945.5
Other current assets	292.8	311.5

Total Current Assets	1,363.9	1,325.7

RESTRICTED CASH AND MARKETABLE SECURITIES	262.7	281.9
PROPERTY AND EQUIPMENT, NET	6,677.8	6,738.2
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	10,965.5	11,085.6
OTHER ASSETS	592.7	490.0

	$19,862.6	$19,921.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, deferred revenue and other current liabilities	$2,018.5	$2,061.8
Notes payable and current maturities of long-term debt	457.9	504.0

Total Current Liabilities	2,476.4	2,565.8

LONG-TERM DEBT, NET OF CURRENT MATURITIES	7,118.7	7,198.5
ACCRUED LANDFILL AND ENVIRONMENTAL COSTS	1,244.9	1,197.1
OTHER LIABILITIES	1,693.9	1,677.5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 50.0 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 750.0 shares authorized; 393.7 and 393.4 issued, including shares held in treasury, respectively	3.9	3.9
Additional paid-in capital	6,267.6	6,260.1
Retained earnings	1,518.2	1,477.2
Treasury stock, at cost (14.9 and 14.9 shares, respectively)	(457.0)	(456.7)
Accumulated other comprehensive income, net of tax	(5.5)	(3.1)

Total Republic Services, Inc. Stockholders’ Equity	7,327.2	7,281.4
Noncontrolling Interests	1.5	1.1

Total Stockholders’ Equity	7,328.7	7,282.5

	$19,862.6	$19,921.4

(1)	Derived from the December 31, 2008 consolidated balance sheet.

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2009	2008
REVENUE	$2,060.5	$779.2

EXPENSES:
Cost of operations	1,208.7	476.5
Depreciation, amortization and depletion	221.8	73.4
Accretion	23.3	4.4
Selling, general and administrative	217.5	82.7
Asset impairments and losses on sales of businesses	4.9	—
Restructuring charges	31.3	—

OPERATING INCOME	353.0	142.2

INTEREST EXPENSE	(153.5)	(21.4)
INTEREST INCOME	.7	2.8
OTHER INCOME (EXPENSE), NET	.2	.2

INCOME BEFORE INCOME TAXES	200.4	123.8

Provision for income taxes	87.0	47.7

NET INCOME	$113.4	$76.1

Less: Net income attributable to the noncontrolling interest	(.4)	—

NET INCOME ATTRIBUTABLE TO REPUBLIC SERVICES, INC.	$113.0	$76.1

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO REPUBLIC SERVICES, INC.:
Basic earnings per share attributable to Republic Services, Inc.	$.30	$.41

Weighted average common shares outstanding	378.9	183.4

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO REPUBLIC SERVICES, INC.:
Diluted earnings per share attributable to Republic Services, Inc.	$.30	$.41

Weighted average common and common equivalent shares outstanding	379.9	185.1

CASH DIVIDENDS PER COMMON SHARE	$.19	$.17

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2009	2008
CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$113.4	$76.1
Adjustments to reconcile net income to net cash provided by operating activities:
Net income attributable to the noncontrolling interest	(.4)	—
Depreciation, amortization, and depletion	221.8	73.4
Accretion	23.3	4.4
Other non-cash items	82.6	15.8
Change in operating assets and liabilities, net of effects from business acquisitions and dispositions	71.7	(21.7)

	512.4	148.0

CASH USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(193.4)	(81.6)
Proceeds from sales of property and equipment	4.9	1.0
Cash used in business acquisitions, net of cash acquired	(.1)	(11.7)
Cash proceeds from business dispositions, net of cash disposed	.3	—
Change in restricted cash	19.2	(25.0)

	(169.1)	(117.3)

CASH USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	230.9	122.0
Payments of notes payable and long-term debt	(381.1)	(1.2)
Issuances of common stock	3.7	5.3
Excess income tax benefit from stock option exercises	.3	1.2
Purchases of common stock for treasury	(.3)	(97.8)
Cash dividends paid	(72.0)	(31.6)

	(218.5)	(2.1)

INCREASE IN CASH AND CASH EQUIVALENTS	124.8	28.6
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	68.7	21.8

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$193.5	$50.4

REPUBLIC SERVICES, INC.
UNAUDITED SUMMARY DATA SHEET — STATEMENT OF OPERATIONS DATA
(in millions, except percentages)
The following information should be read in conjunction with our audited consolidated financial statements and notes thereto appearing in our Form 10-K as of and for the year ended December 31, 2008.
REVENUE
The following table reflects our total revenue by revenue source for the three months ended March 31, 2009 and 2008:

	Three Months Ended March 31,
	2009	2008
Collection:
Residential	$546.1	$204.9
Commercial	658.6	248.5
Industrial	382.9	152.9
Other	7.2	4.9

Total collection	1,594.8	611.2

Transfer and disposal	775.8	274.9
Less: Intercompany	(389.3)	(144.5)

Transfer and disposal, net	386.5	130.4

Other	79.2	37.6

Total revenue	$2,060.5	$779.2

The following table reflects our revenue growth for the three months ended March 31, 2009 and 2008. For comparative purposes, we have presented the components of our revenue growth for the three months ended March 31, 2009 on a pro forma basis as if the acquisition of Allied had been effective January 1, 2008.

	Three Months Ended March 31,
	2009	2008(1)
Core price	3.5%	4.3%
Fuel surcharges	(1.2)	1.1
Commodities	(2.9)	.8

Total price	(.6)	6.2

Core volume	(8.0)	(2.5)

Total internal growth	(8.6)	3.7

Acquisitions, net of divestitures	—	(1.9)

Total revenue growth	(8.6)%	1.8%

(1)	Certain prior year amounts have been reclassified to conform to the current year’s presentation.

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
MERGER WITH ALLIED
We completed our acquisition of Allied effective December 5, 2008. In accordance with the purchase method of accounting, the purchase price paid has been allocated to assets and liabilities acquired based upon their estimated fair values as of the effective date of the merger, with the excess of the purchase price over the net assets acquired being recorded as goodwill. We are in the process of valuing all of the assets and liabilities acquired in the merger, and, until we have completed our valuation process, there may be adjustments to our estimates of fair values and the resulting preliminary purchase price allocation.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
Operating Income before Depreciation, Amortization, Depletion and Accretion
Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with GAAP, for the three months ended March 31, 2009 and 2008 is calculated as follows:

	Three Months Ended
	March 31,
	2009	2008
Net income attributable to Republic Services, Inc.	$113.0	$76.1
Noncontrolling interests	.4	—
Provision for income taxes	87.0	47.7
Other (income) expense, net	(.2)	(.2)
Interest income	(.7)	(2.8)
Interest expense	153.5	21.4
Depreciation, amortization and depletion	221.8	73.4
Accretion	23.3	4.4

Operating income before depreciation, amortization, depletion and accretion	$598.1	$220.0

We believe that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash costs. Operating income before depreciation, amortization, depletion and accretion demonstrates our ability to execute our financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade rating and minimizing debt, paying cash dividends, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
Diluted Earnings per Share
Reported earnings per diluted share for 2009 are expected to be in the range of $1.10 to $1.15 per share. We anticipate reported 2009 earnings per diluted share before the accounting impact of our merger with Allied and restructuring charges to be in the range of $1.70 to $1.75 per share.
The following is a summary of adjusted diluted earnings per share for the anticipated twelve months ended December 31, 2009 and the actual three months ended March 31, 2009:

	(Anticipated)	(Actual)
	Twelve Months Ended	Three Months Ended
	December 31, 2009	March 31, 2009
Diluted earnings per share	$1.10 — 1.15	$.30
Integration costs	.20	.07
Depreciation, depletion and amortization, non- cash interest expense and conforming accounting policies	.40	.10

Adjusted diluted earnings per share	$1.70 — 1.75	$.47

We believe that the presentation of adjusted diluted earnings per share, which excludes charges related to the integration of our businesses, higher depreciation, depletion and amortization, non-cash interest expense for amortizing the discount to fair value on Allied’s debt and other acquired liabilities, and conforming our accounting policies provides an understanding of operational activities before the financial impact of certain non-operational items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. Comparable charges and costs have been incurred in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Cash Flow
We define free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in our unaudited condensed consolidated statements of cash flows. Our free cash flow for the three months ended March 31, 2009 and 2008 is calculated as follows (in millions):

	Three Months Ended
	March 31,
	2009	2008
Cash provided by operating activities	$512.4	$148.0
Purchases of property and equipment	(193.4)	(81.6)
Proceeds from sales of property and equipment	4.9	1.0

Free cash flow	$323.9	$67.4

Purchases of property and equipment as reflected on our unaudited condensed consolidated statements of cash flows and the free cash flow presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on the unaudited condensed consolidated statements of cash flows to property and equipment received during the period is as follows (in millions):

	Three Months Ended
	March 31,
	2009	2008
Purchases of property and equipment per the unaudited condensed consolidated statements of cash flows	$193.4	$81.6
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(45.0)	(33.8)

Property and equipment received during the current period	$148.4	$47.8

The adjustments noted above do not affect either our net change in cash and cash equivalents as reflected in our unaudited condensed consolidated statements of cash flows or our free cash flow.
We believe that the presentation of free cash flow provides useful information regarding our recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from sales of property and equipment. It also demonstrates our ability to execute our financial strategy as previously discussed and is a key metric we use to determine compensation. The presentation of free cash flow has material limitations. Free cash flow does not represent our cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that we have committed to such as debt service requirements and dividend payments. Our definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
Capital expenditures include $.4 million and $.3 million of capitalized interest for the three months ended March 31, 2009 and 2008, respectively.
As of March 31, 2009, accounts receivable was $877.6 million, net of allowance for doubtful accounts of $60.1 million, resulting in days sales outstanding of approximately 39 (or 23 net of deferred revenue).
CASH DIVIDENDS
In January 2009, we paid a cash dividend of $72.0 million to stockholders of record as of January 2, 2009. As of March 31, 2009, we recorded a dividend payable of $72.0 million to stockholders of record at the close of business on April 1, 2009, which has been paid. In April 2009, our Board of Directors declared a regular quarterly dividend of $.19 per share payable to stockholders of record as of July 1, 2009, which will be paid on July 15, 2009.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information included herein constitute forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “intend,” “can,” “could” and similar expressions are intended to identify forward-looking statements. These statements include statements about the expected benefits of the merger, our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:
•	our ability to successfully integrate Allied’s and Republic’s operations and to achieve synergies or create long-term value for stockholders as expected, including the possibility that we will experience significant and unexpected transaction- and integration-related costs or that the timing of and proceeds received from the mandatory divestiture of certain assets may result in additional expenditures of money and resources or reduce the benefits of the merger;
•	the impact on us of our substantial post-merger indebtedness, including our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements and that any downgrade in our bond ratings could adversely impact us;
•	general economic and market conditions including, but not limited to, the current global economic and financial market crisis, inflation and changes in commodity pricing, fuel, labor, risk and health insurance and other variable costs that are generally not within our control and our exposure to credit and counterparty risk;
•	whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post- closure and remediation costs, available airspace, and projected costs and expenses related to our landfills and property and equipment (including our estimates of the fair values of the assets and liabilities acquired in our acquisition of Allied), and labor, fuel rates, and economic and inflationary trends, turn out to be correct or appropriate;
•	competition and demand for services in the solid waste industry;

•	the fact that price increases may not be adequate to offset the impact of increased costs and may cause us to lose volume;
•	our ability to manage growth and execute our acquisition growth strategy;
•	our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;
•	our dependence on key personnel;
•	our dependence on large, long-term collection, transfer and disposal contracts;
•	our dependence on acquisitions for growth;
•	risks associated with undisclosed liabilities of acquired businesses;
•	risks associated with pending and any future legal proceedings, including our matters currently pending with the DOJ and IRS;
•	severe weather conditions, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;
•	compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;
•	any litigation, audits or investigations brought by or before any governmental body;
•	workforce factors, including potential increases in our costs if we are required to provide additional funding to any multi-employer pension plan to which we contribute and the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;
•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste- to-energy facilities;
•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies;
•	acts of war, riots or terrorism, including the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States; and
•	the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond our control.
The risks included here are not exhaustive. Refer to “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.